EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-149757 of CenterPoint Energy, Inc. on Form S-8 of our report dated June 22, 2009 appearing in this Annual Report on Form 11-K of the CenterPoint Energy Savings Plan for the year ended December 31, 2008.
/s/ McConnell & Jones LLP
Houston, Texas
June 22, 2009